Exhibit 99.1

For further Information:

At the Company:	At The Investor Relations Company:	Corporate Headquarters Address:
Ron Santarosa	Tad Gage or Woody Wallace	1880 Century Park East, Suite 800
805-322-9333	312-245-2700	Los Angeles, CA 90067

For Immediate Release

First California Establishes Stock Repurchase Plan

Los Angeles, CA, November 7, 2007 – First California Financial Group, Inc. (Nasdaq:FCAL) today announced its board of directors has authorized a repurchase of up to $5 million of the company’s common stock. The company is authorized until November, 2008 to purchase shares from time-to-time in open market or privately negotiated transactions, depending on market conditions.

“Our stock is currently trading at a significant discount to book value and it has, we believe, little correlation to our recent positive financial performance or outlook,” said C. G. Kum, president and CEO. “We recognize the market’s uncertainty regarding the economy in general and the financial services sector in particular. However, we believe First California, which has no exposure to subprime markets, very little consumer mortgage lending, and stringent credit quality standards will at some point be recognized as a high quality company worth much more than book value.”

“Our board has authorized a stock repurchase program to give us an opportunity to capitalize on current market inefficiencies and acquire FCAL stock at prices that represent a sound use of the company’s capital.”

The company said it cannot provide any assurance as to the number of shares that will be repurchased or any estimate of the timing of any transactions.

About First California

First California Financial Group, Inc. (Nasdaq:FCAL) is an emerging force in Southern California banking. With assets exceeding $1 billion, the company operates throughout Southern California, primarily under the First California Bank brand. The bank’s focus is the commercial market, particularly small- and middle-sized businesses and commercial real estate, development and construction concerns. With a commitment to provide the best client service available in its markets, the bank offers a full line of quality commercial banking products through 12 full-service branch offices and one loan production office. The holding company’s website can be accessed at www.fcalgroup.com. For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward Looking Information

This news release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the implementation and timing of First California’s share repurchase plan, the future market value of First California shares, the future financial performance of First California, the effect of the market’s uncertainty regarding the economy in general and the financial services sector in particular on First California, the possible effects of the subprime markets and consumer mortgage markets on financial institutions generally, First California’s exposure with respect to loan losses and maintaining stringent credit quality standards. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of First California and its subsidiaries to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of First California and its subsidiaries, as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, CA 90067. Attention: Investor Relations. Telephone (310) 282-6703.

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